EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the inclusion in this Registration Statement on Form S-8 of our report dated August 18, 2006, with respect to the consolidated financial statements of Charys Holding Company, Inc. included in their Annual Report on Form 10-KSB/A for the year ended April 30, 2006.


/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia
May 15, 2007